SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549

                               FORM 8-K

                           CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported) June 22, 2005


                  THE AMERICAN EDUCATION CORPORATION
         ------------------------------------------------------
         (Exact name of registrant as specified in its charter)


          Nevada                   0-11078                73-1621446
----------------------------    ------------          -------------------
(State or other jurisdiction    (Commission             (IRS Employer
of incorporation)               File Number)          Identification No.)



                  7506 N. Broadway Extension, Suite 505
                       Oklahoma City, Oklahoma       73116
       ------------------------------------------------------
       (Address of principal executive offices)    (Zip Code)

                           (405) 840-6031
          ----------------------------------------------------
          (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities
Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange
Act (17 CFR 240.14a-12(b))

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))



Information to be Included in the Report

Item 8.01  Other Events

     On June 21, 2005, The American Education Corporation issued the press release attached hereto as exhibit 99.1 titled "THE AMERICAN EDUCATION CORPORATION FILES FORM 13E-3 AND PLANS TO DELIST ITS
SECURITIES."

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.    Description
-----------    ---------------------------------------------------------
   99.1        Company press release titled "THE AMERICAN EDUCATION
               CORPORATION FILES FORM 13E-3 AND PLANS TO DELIST ITS
               SECURITIES," dated June 21, 2005.


                              SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    THE AMERICAN EDUCATION CORPORATION



                                    -------------------------------------
                                    Jeffrey E. Butler, Chief Executive
                                    Officer

June 22, 2005


Exhibit 99.1

Press Release dated June 21, 2005



                             PRESS RELEASE




For further information contact:

Jeffrey E. Butler              or                          Geralyn DeBusk
The American Education Corporation         Halliburton Investor Relations
800-34APLUS or 800-222-2811                                  972-458-8000
E-mail: jeb@amered.com
URL: www.amered.com

For Immediate Release

            THE AMERICAN EDUCATION CORPORATION FILES FORM 13E-3
                    AND PLANS TO DELIST ITS SECURITIES

Oklahoma City, June 21, 2005: The American Education Corporation (OTC/BB:
AEDU) today announced that it filed with the Securities and Exchange Commission Form 13E-3 to reverse split its common stock 2000:1 and to repurchase common shares from fractional shareholders in a program intended to reduce its total number of stockholders. Immediately following the reverse split, the Company will forward split its shares 100:1, resulting in approximately 240 holders of the Company's stock. This transaction and the lower number of total stockholders will permit the Company to "go private" by terminating the registration of its common stock under the federal securities laws. Under Nevada law and the Articles of Incorporation of the Company, the Board of Directors of the Company may amend the Company's Articles of Incorporation to conduct both the reverse split and the forward split without the approval of its stockholders. Therefore, the Company is not seeking stockholder approval for the transaction and no vote is sought in connection with the transaction.

Under Nevada law, stockholders are entitled to dissenters' appraisal rights as a result of the transaction. The Company expects to send a disclosure statement to stockholders providing details of the transaction in approximately two weeks. It is anticipated that the effective date will be in early August 2005.

Jeffrey E. Butler, Chief Executive Officer and Chairman of the Company, commented, "The Board's decision to privatize this business is a result of the increased cost of compliance facing not only this company but most small public companies due to the corporate governance and reporting requirements associated with the Sarbanes-Oxley Act of 2002. Our internal estimates indicate that these savings will approximate $320,000. In addition to the financial costs, there is a significant deflection of the Company's management and staff resources that are now devoted to compliance matters that can be better utilized in planning and managing the business for the benefit of our stockholders."

The Company's Java-based technology, the A+nyWhere Learning System Versions 3.0 and 4.0 of educational software products, provides for an integrated offering of grade levels 1-12 software for Reading, Mathematics, Language Arts, Science, Writing, History, Government, Economics and Geography. In addition, the Company provides assessment testing and instructional content for the General Educational Development
(GED) test. All company products are designed to provide for LAN, WAN and Internet delivery options and support Windows, UNIX and Macintosh platforms. The Company has developed a computer adaptive, companion academic skill assessment testing tool to provide educators with the resources to more effectively use the Company's curriculum content aligned to important state and national academic standards. Spanish-language versions are available for Mathematics and Language Arts for grade levels 1-8. The Company's curriculum content is aligned to the other third party digital resources such as the GoKnow's, Internet accessible science curriculum and reference materials, which may be accessed directly from A+LS lessons. The A+LS comprehensive


The American Education Corporation
June 21, 2005
Page 2

family of educational software is now in use in over 11,000 schools, centers of adult literacy, colleges and universities, and correctional institutions in the U.S., UK and other international locations. A+dvancer, the Company's diagnostic, prescriptive test and online, postsecondary developmental curriculum offering, is aligned to ACCUPLACER On-Line, the leading college admissions test for students requiring developmental support to enroll in full credit secondary coursework in mathematics, reading, algebra and writing.

Note: Certain matters discussed above concerning the future performance of the Company are forward-looking statements intended to qualify for the safe harbors from liabilities established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified as such by words such as "believes," "anticipates," "plans," "expects" or words of similar import. The future performance of the Company is subject to a number of factors including, but not limited to, general economic conditions, competitive activity and funding available to schools.


                  THE AMERICAN EDUCATION CORPORATION
                        7506 BROADWAY EXTENSION
                        OKLAHOMA CITY, OK 73116
                             1-800-34APLUS
                            www.amered.com



                                                                   Pre05-4